Exhibit 99.1

July 27, 2005

FOR IMMEDIATE RELEASE

Hard Rock Hotel & Casino in Las Vegas

Reports All-Time Record Quarterly Revenues and EBITDA for the quarter ended June 30, 2005

LAS VEGAS, July 27/PRNewswire/ — Hard Rock Hotel, Inc. (“Hard Rock”), which owns and operates the Hard Rock Hotel & Casino in Las Vegas, Nevada, today, for the second consecutive quarter, reported all-time record quarterly net revenues and EBITDA (1).  For the quarter ended June 30, 2005, net income rose to $4.0 million compared to $0.7 million in the 2nd quarter of 2004.  Quarterly EBITDA of $12.3 million surpassed the 2nd quarter of 2004 by 11% or $1.2 million and edged out the previous all-time record EBITDA of $12.2 million set during the 1st quarter of 2005.  These increases were due primarily to a full quarter of Body English’s nightclub operations in the current year period, a $19 increase in average daily rate in the hotel and improved Banquet operations.  Net revenues reached $46.3 million compared to $41.2 million in the year-earlier three-month period, an increase of $5.1 million, or 12%.

Peter Morton, Hard Rock’s Chairman of the Board and Chief Executive Officer, commenting on the quarterly results stated, “Our performance over the past quarter was the strongest in the Company’s history.  The Hard Rock hit a new high note during its 10-year anniversary celebration including concerts with Bon Jovi, Cold Play and Nine Inch Nails and featuring several parties and dinners with celebrity guests.”

There will be a conference call open to investors:

•                  Date:                                            Thursday, July 28, 2005

•                  Time:                                           2:30 P.M. Eastern Daylight Time

11:30 A.M. Pacific Daylight Time

Dial:                                                (800) 762-7308 Domestic only

CONTACT:           Jim Bowen of Hard Rock Hotel, Inc., 702-693-5031

This press release contains certain forward-looking statements, which Hard Rock is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements are subject to significant risks and uncertainties.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of Hard Rock, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Additional information concerning risk factors that could cause actual results or events to differ materially from those projected in the forward-looking statements are contained in Hard Rock’s filings with the Securities and Exchange Commission.

HARD ROCK HOTEL, INC.

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Casino	$16,141	$16,478	$32,750	$30,085
Lodging	10,392	9,399	19,678	18,025
Food and beverage	18,389	13,718	33,941	25,013
Retail	2,100	2,159	3,843	4,111
Other income	2,780	2,449	5,020	4,284
Gross revenues	49,802	44,203	95,232	81,518
Less: complimentaries	(3,546)	(3,021)	(6,720)	(5,843)
Net revenues	46,256	41,182	88,512	75,675

Costs and expenses:
Casino	8,921	8,108	17,283	17,472
Lodging	2,393	2,181	4,674	4,380
Food and beverage	8,906	7,002	16,549	13,059
Retail	965	959	1,762	1,844
Other	1,405	1,193	2,588	2,158
Marketing	3,871	3,266	6,232	5,557
Related party expenses	1,473	1,255	3,050	2,442
General and administrative	5,926	5,808	11,707	10,701
Pre-opening expense	124	321	196	521
Total costs and expenses	33,984	30,093	64,041	58,134

Earnings before interest, taxes, depreciation and amortization and loss on disposal of assets (“Adjusted EBITDA”)	12,272	11,089	24,471	17,541

Depreciation and amortization	2,947	2,923	5,899	5,933
Interest expense, net	4,788	4,848	9,618	9,546
Loss on disposal of assets	551	2,668	551	2,668
Income (loss) before income tax benefit	3,986	650	8,403	(606)
Income tax benefit	—	—	—	—

Net income (loss) applicable to common Shareholders	$3,986	$650	$8,403	$(606)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

Applicable to common shareholders	$52.43	$8.55	$110.53	$(7.97)

Weighted average number of common shares outstanding	76,023	76,023	76,023	76,023

Reconciliation of Net Income to Adjusted EBITDA (1)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Net Income (Loss)	$3,986	$650	$8,403	$(606)

Depreciation and amortization	2,947	2,923	5,899	5,933
Interest expense, net	4,788	4,848	9,618	9,546
Loss on disposal of assets	551	2,668	551	2,668
Income tax (benefit) provision	—	—	—	—

Earnings before interest, taxes, depreciation and amortization and loss on disposal of assets(“Adjusted EBITDA”)	$12,272	$11,089	$24,471	$17,541

	Supplemental Information
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Casino
Table Games Drop	$82,835,936	$74,981,424	$164,171,661	$155,940,389
Table Games Win	$10,733,668	$11,693,508	$22,105,530	$20,577,514
Table Games Hold %	13.0%	15.6%	13.5%	13.2%
Average # of Tables	93	93	91	93
Win/Table/Day	$1,264	$1,387	$1,349	$1,216

Slot Handle	$87,157,083	$84,557,140	$177,190,406	$173,301,059
Slot Win	$5,127,795	$4,424,267	$9,693,696	$8,692,433
Slot Hold %	5.9%	5.2%	5.5%	5.0%
Average # of Slots	551	546	552	551
Win/Slot/Day	$102	$89	$97	$87

Hotel
Occupancy	97.2%	97.4%	95.3%	94.5%
Average Daily Rate (ADR)	$176	$157	$170	$155
REVPAR	$178	$160	$169	$152

Other
Capital expenditures for cash, net	1,732,000	6,791,000	4,347,000	10,633,000

(1)  EBITDA consists of earnings before interest, taxes, depreciation and amortization, as applicable.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.

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